Exhibit 24

POWER OF ATTORNEY

The undersigned hereby appoints each of Güneş Akman Özcan with passport number [***], Zeynep Tuana Temel with passport number [***] and Selen Hasçelik with passport number [***] to act individually, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1) prepare, execute and submit in the undersigned’s name and on the undersigned’s behalf, to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of D-Market Elektronik Hizmetler ve Ticaret Anonim Şirketi (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

(3) act as an account administrator for the undersigned’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) account, including:

(a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities,

(b) maintaining the security of the undersigned’s EDGAR account, including modification of access codes,

(c) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard,

(d) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account, and

(e) taking any other actions contemplated by Rule 10 of Regulation S‑T with respect to account administrators;

(4) cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, to authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account;

(5) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned’s attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information;

(6) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(7) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney‑in‑fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney‑in‑fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney‑in‑fact may approve in such attorney‑in‑fact’s discretion.

The undersigned hereby grants to each such attorney‑in‑fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney‑in‑fact, or such attorney‑in‑fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys‑in‑fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys‑in‑fact.

In the event of any inconsistency, discrepancy, or conflict between the Turkish and English versions of this Power of Attorney, the English version shall prevail and be controlling.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of March 2026.

Yuri Didenko, [***]
Name, Surname and Passport Number

/s/ Yuri Didenko
Signature

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